Exhibit 99.2

CRANE CO.

Income Statement Data

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002
Net Sales:
Aerospace & Electronics	$126,903	$85,444	$429,128	$340,762
Engineered Materials	54,739	51,188	240,220	233,180
Merchandising Systems	37,417	37,894	155,289	161,920
Fluid Handling	192,878	176,814	748,259	715,829
Controls	16,385	15,891	63,377	64,759
Intersegment Elimination	(65)	(23)	(282)	(103)

Total Net Sales	$428,257	$367,208	$1,635,991	$1,516,347

Operating Profit:
Aerospace & Electronics	$33,350	$19,232	$96,155	$70,698
Engineered Materials	10,203	7,939	48,136	44,366
Merchandising Systems	1,497	(236)	2,766	7,186
Fluid Handling	10,930	13,876	43,496	53,688
Controls	2,022	1,451	4,541	4,815
Corporate	(4,849)	(114,643)	(26,082)	(141,082)

Total Operating Profit (Loss)	53,153	(72,381)	169,012	39,671

Interest Income	462	370	1,186	2,285
Interest Expense	(7,010)	(4,026)	(20,010)	(16,900)
Miscellaneous—Net	2,186	730	976	(603)

Income (Loss) Before Income Taxes	48,791	(75,307)	151,164	24,453
Provision (Benefit) for Income Taxes	15,125	(24,098)	46,861	7,825

Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	33,666	(51,209)	104,303	16,628
Cumulative Effect of a Change in Accounting Principle	—	—	—	(28,076)

Net Income (Loss)	$33,666	$(51,209)	$104,303	$(11,448)

Depreciation and Amortization	$15,328	$12,784	$54,025	$49,790

Per Diluted Share Data:
Income (Loss) Before Cumulative Effect of a Change in Accounting Principle	$0.56	(0.86)	$1.75	$0.28
Cumulative Effect of a Change in Accounting Principle	—		—	(0.47)

Net Income (Loss)	$0.56	$(0.86)	$1.75	$(0.19)

Average Diluted Shares Outstanding	60,177	59,662	59,716	60,046
Average Basic Shares Outstanding	59,517	59,573	59,394	59,728

CRANE CO.

Condensed Balance Sheets

(in thousands)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets
Cash and Cash Equivalents	$142,518	$36,589
Accounts Receivable	248,492	213,850
Inventories	235,431	214,689
Other Current Assets	35,335	44,349

Total Current Assets	661,776	509,477

Property, Plant and Equipment	302,638	273,248
Other Assets	311,123	220,615
Goodwill	536,239	410,356

Total Assets	$1,811,776	$1,413,696

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Current Maturities of Long-Term Debt	$100,275	$400
Loans Payable	—	48,153
Accounts Payable	116,885	91,072
Accrued Liabilities	171,438	125,859
Income Taxes	29,976	22,941

Total Current Liabilities	418,574	288,425

Long-Term Debt	295,861	205,318
Deferred Income Taxes	57,738	8,972
Postretirement, Pension and Other Liabilities	253,352	261,919
Common Shareholders’ Equity	786,251	649,062

Total Liabilities and Shareholders’ Equity	$1,811,776	$1,413,696

CRANE CO.

Condensed Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002

Operating Activities:
Net income (loss)	$33,666	$(51,209)	$104,303	$(11,448)
Cumulative effect of a change in accounting principle	—		—	28,076

Income before accounting change	33,666	(51,209)	104,303	16,628
Income from joint venture	(779)	(1,910)	(3,097)	(2,917)
Depreciation and amortization	15,328	12,784	54,025	49,790
Asbestos charges—net of tax	—	73,345	—	78,394
Cash provided by operating working capital	25,932	14,387	16,604	58,279
Other	(2,852)	11,855	(9,107)	(2,733)

Total Provided from Operating Activities	71,295	59,252	162,728	197,441

Investing Activities:
Capital expenditures	(7,655)	(7,135)	(28,128)	(25,496)
Proceeds from disposition of capital assets	2,191	1,085	5,867	5,628
Payments for acquisitions, net	—	(32,363)	(168,818)	(82,225)
Proceeds from divestitures	—	—	1,600	2,705

Total Used for Investing Activities	(5,464)	(38,413)	(189,479)	(99,388)

Financing Activities:
Dividends paid	(5,964)	(5,949)	(23,768)	(23,896)
Settlement of treasury shares acquired on the open market	—	(6,280)	(6,641)	(6,475)
Stock options exercised—net of shares reacquired	4,687	—	6,253	1,087
Issuance (repayment) of debt, net	2,431	(8,730)	149,718	(58,537)

Total Provided from (Used for) Financing Activities	1,154	(20,959)	125,562	(87,821)

Effect of exchange rate on cash and cash equivalents	5,079	3,483	7,118	5,194

Increase in cash and cash equivalents	72,064	3,363	105,929	15,426
Cash and cash equivalents at beginning of period and year	70,454	33,226	36,589	21,163

Cash and cash equivalents at end of period and year	$142,518	$36,589	$142,518	$36,589

CRANE CO.

Order Backlog

(in thousands)

	December 31, 2003	September 30, 2003	June 30, 2003	March 31, 2003	December 31, 2002
Aerospace & Electronics	$277,173	$286,539	$304,975	$224,513	$217,598
Engineered Materials	11,787	10,927	11,071	9,828	11,153
Merchandising Systems	10,330	10,399	11,827	10,543	12,932
Fluid Handling	140,192	139,179	140,657	138,134	130,195
Controls	12,169	12,496	13,481	14,736	13,784

Total Backlog	$451,651	$459,540	$482,011	$397,754	$385,662

CRANE CO.

Non-GAAP Financial Measures

(in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2003	2002	2003	2002	2004
					(Estimated)
Operating profit (loss)	$53,153	$(72,381)	$169,012	$39,671
Asbestos charges—pre-tax	—	107,860	—	115,285

Operating profit before asbestos charges	$53,153	$35,479	$169,012	$154,956

Net income (loss)	$33,666	$(51,209)	$104,303	$(11,448)
Asbestos charges—net of tax	—	73,346	—	78,394
Goodwill amortization—net of tax	—	—	—	28,076

Net income before asbestos charges and the cumulative effect of a change in accounting principle related to goodwill	$33,666	$22,137	$104,303	$95,022

Earnings (loss) per share	$0.56	$(0.86)	$1.75	$(0.19)
Asbestos charges—net of tax	—	1.23	—	1.31
Goodwill amortization—net of tax	—	—	—	0.47

Earnings per share before asbestos charges and the cumulative effect of a change in accounting principle related to goodwill	$0.56	$0.37	$1.75	$1.59

Cash provided from operating activities	$71,295	$59,252	$162,728	$197,441	$179,000
Less: Capital expenditures	(7,655)	(7,135)	(28,128)	(25,496)	(35,000)
Dividends	(5,964)	(5,949)	(23,768)	(23,896)	(24,000)

Free cash flow	$57,676	$46,168	$110,832	$148,049	$120,000

The measures calculated before asbestos charges and the cumulative effect of a change in accounting principle related to goodwill are provided to facilitate the comparison to the current year.

Free cash flow provides supplemental information to assist management and certain investors in analyzing the Company’s ability to generate positive cash flow.

Free cash flow is considered a measure of cash generation and should be considered in addition to, but not as a substitute for, other measures reported in accordance with generally accepted accounting principles and may be inconsistent with similar measures presented by other companies.